Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-275992 on Form S-8 and Registration Statement No. 333-269366 on Form S-1 of our report dated April 9, 2026 relating to the financial statements of Next Bridge Hydrocarbons, Inc. in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ M&K CPAS, PLLC

The Woodlands, Texas

April 9, 2026